  Filed Pursuant to Rule 424(b)(3)
 Registration No. 333-293269
PROSPECTUS
18,705,578 Common Shares

This prospectus relates to the offer and sale from time to time of up to 18,705,578 of our common shares (such common shares, the “Shares”) by the selling securityholders listed in the section of this prospectus entitled “Selling Securityholders” (the “Selling Securityholders”), which are issuable upon exercise of our common share purchase warrants (the “Loan Warrants”) held by the Selling Securityholders. The Loan Warrants were issued to the Selling Securityholders in a private placement pursuant to the Loan Agreement (as defined below) on January 8, 2026. Each Loan Warrant entitles the holder to acquire one common share at an exercise price equal to US$1.30 per share and will expire on January 8, 2031.
Our registration for resale of the Shares covered by this prospectus does not mean that the Selling Securityholders will offer or sell any of the Shares. The Selling Securityholders may sell the Shares covered by this prospectus in a number of different ways and at varying prices. For additional information on the possible methods of sale that may be used by the Selling Securityholders, you should refer to the section of this prospectus entitled “Plan of Distribution” beginning on page 9 of this prospectus. We will not receive any of the proceeds from the resale of Shares sold by the Selling Securityholders.
You should read this prospectus carefully before you invest in our common shares.

Investing in our common shares involves a high degree of risk. See “Risk Factors” on page 3 of this prospectus.
Our common shares are listed and posted for trading on the Toronto Stock Exchange (the “TSX”) under the symbol “WEED” and on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “CGC”. On February 12, 2026, the closing price of our common shares on Nasdaq was US$1.03 per share.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 13, 2026

i

ABOUT THIS PROSPECTUS
On February 6, 2026, we filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3 (the “Registration Statement”), of which this prospectus forms a part, using the “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, sell the Shares offered by them as described in this prospectus.
Neither we nor the Selling Securityholders have authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and, if applicable, any accompanying prospectus supplement or any free writing prospectus. Neither we nor the Selling Securityholders take any responsibility for, and provide no assurance as to the reliability of, any other information that others may give you. This prospectus and, if applicable, any accompanying prospectus supplement or any free writing prospectus, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the Shares, nor do this prospectus and, if applicable, any accompanying prospectus supplement or any free writing prospectus constitute an offer to sell or the solicitation of an offer to buy the Shares in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and, if applicable, any accompanying prospectus supplement or any free writing prospectus, is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and, if applicable, any accompanying prospectus supplement or any free writing prospectus, is delivered or securities are sold on a later date.
This prospectus may be supplemented from time to time by one or more prospectus supplements. Any such prospectus supplements may include additional information, such as additional risk factors or other special considerations applicable to us, our business or results of operations or our common shares, and may also update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
Except for documents specifically incorporated by reference into this prospectus, references to information included on websites, or accessible through, websites do not constitute incorporation by reference of the information contained at or available through such websites, and you should not consider such information to be part of this prospectus.
Please carefully read this prospectus together with the additional information described below under “Where You Can Find More Information; Important Information Incorporated by Reference”.
Unless the context otherwise requires, all references in this prospectus and any prospectus supplement to “Canopy Growth,” the “Company,” “we,” “us” and “our” mean Canopy Growth Corporation and its consolidated subsidiaries.
In this prospectus and in any prospectus supplement, unless otherwise specified or the context otherwise requires, all dollar amounts are expressed in United States dollars, references to “dollars,” “$” or “US$” are to United States dollars and all references to “C$” are to Canadian dollars. Certain figures included in this prospectus and in any prospectus supplement have been subject to rounding adjustments.
Unless otherwise indicated, all financial information included or incorporated by reference in this prospectus or included or incorporated by reference in any prospectus supplement is determined using U.S. generally accepted accounting principles.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains or incorporates by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and other applicable securities laws, which involve certain known and unknown risks and uncertainties. In addition to the cautionary statement below, with respect to forward-looking statements contained in the documents incorporated by reference herein, prospective purchasers should refer to “Special Note Regarding Forward-Looking Statements; Risk Factor Summary” in the most recent Annual Report on Form 10-K of the Company as well as to similar sections of any documents incorporated by reference in this prospectus that are filed after the date hereof.
Forward-looking statements predict or describe our future operations, business plans, business and investment strategies and the performance of our investments. These forward-looking statements are generally identified by their use of such terms and phrases as “intend,” “goal,” “strategy,” “estimate,” “expect,” “project,” “projections,” “forecasts,” “plans,” “seeks,” “anticipates,” “potential,” “proposed,” “will,” “should,” “could,” “would,” “may,” “likely,” “designed to,” “foreseeable future,” “believe,” “scheduled” and other similar expressions. Our actual results or outcomes may differ materially from those anticipated. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, estimates or opinions, future events or results or otherwise or to explain any material difference between subsequent actual events and such forward-looking statements, except as required by law. The forward-looking statements contained in this prospectus and the documents incorporated or deemed to be incorporated by reference herein or made by our directors, officers, other employees and other persons authorized to speak on our behalf are expressly qualified in their entirety by these cautionary statements.
You should read carefully the risk factors described in the documents incorporated by reference in this prospectus for a description of certain risks that could, among other things, cause actual results to differ from these forward-looking statements.

RISK FACTORS
Investing in our common shares involves a high degree of risk. Before making an investment decision, you should carefully consider the risk factors described under “Item 1A Risk Factors” in our most recent Annual Report on Form 10-K as updated by the risk factors described under “Item 1A Risk Factors” in our subsequently filed Quarterly Reports on Form 10-Q or in any other reports and documents we file from time to time with the SEC, together with all of the other information appearing in or incorporated by reference into this prospectus, before deciding whether to purchase any of our common shares being offered. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our common shares could decline due to any of these risks, and you may lose all or part of your investment. Please also read carefully the sections titled “Special Note Regarding Forward-Looking Statements; Risk Factor Summary” in our most recent Annual Report on Form 10-K.

THE COMPANY
We are a world-leading cannabis company which produces, distributes, and sells a diverse range of cannabis and cannabis-related products. Our cannabis products are principally sold for adult-use and medical purposes under a portfolio of distinct brands in Canada pursuant to the Cannabis Act, SC 2018, c 16 (the “Cannabis Act”), and globally pursuant to applicable international and Canadian legislation, regulations, and permits. Our core operations are in Canada, Germany and Australia.
The Company’s principal executive offices are located at 1 Hershey Drive, Smiths Falls, Ontario, K7A 0A8, and our telephone number is (855) 558-9333. Our common shares are listed for trading on the TSX under the symbol “WEED” and Nasdaq under the symbol “CGC.” The Company maintains a website at www.canopygrowth.com. The information on, or otherwise accessible through, our website does not constitute a part of, and is not incorporated by reference into, this prospectus.

USE OF PROCEEDS
We will receive no proceeds from the sale of the Shares by the Selling Securityholders. We would, however, receive proceeds upon the exercise of the Loan Warrants held by the Selling Securityholders which, if such Loan Warrants are exercised in full for cash, would be approximately US$24.3 million. We currently intend to use the proceeds, if any, received from any exercise of the Loan Warrants for investments in businesses and/or to fund any potential future acquisitions and for working capital and general corporate purposes. No assurances can be given that any such Loan Warrants will be exercised.
The Selling Securityholders will pay any underwriting fees, discounts and commissions attributable to the sale of the Shares and any similar expenses it incurs in disposing of the Shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the Shares covered by this prospectus. These may include, without limitation, all registration and filing fees, printing fees and fees and expenses of our legal counsel and accountants in connection with the registration of the Shares covered by this prospectus.

SELLING SECURITYHOLDERS
Unless the context otherwise requires, as used in this prospectus, “Selling Securityholders” includes the selling securityholders listed below and donees, pledgees, permitted transferees or other successors-in-interest selling Shares received after the date of this prospectus from a selling securityholder as a gift, pledge or other non-sale related transfer.
We have prepared this prospectus to allow the Selling Securityholders or their successors, assignees or other permitted transferees to sell or otherwise dispose of, from time to time, up to 18,705,578 of our common shares.
On January 8, 2026, we entered into a Loan and Guaranty Agreement (the “Loan Agreement”), by and among the Company, as a borrower, certain subsidiaries of the Company party thereto, as borrowers and/or guarantors, the parties identified therein as lenders (the “Lenders”), and JGB Collateral LLC, as administrative and collateral agent, pursuant to which, among other things, the Lenders advanced US$150,000,000 pursuant to a senior secured loan in the aggregate principal amount of US$162,115,000 (collectively, the “Loans” and such transaction, the “Loan Transaction”). The Loans were funded on January 8, 2026 (the “Loan Closing Date”) with an original issue discount of US$12,115,000. In connection with the Loan Transaction, on the Loan Closing Date, we (i) issued the Loan Warrants to the Lenders and (ii) entered into a registration rights agreement with the Lenders, pursuant to which we agreed to file a registration statement with the SEC to register for resale the Shares (the “Registration Rights Agreement”). The Loan Warrants were issued by the Company in reliance on the exemption from securities registration in Section 4(a)(2) under the Securities Act.
The Shares to be offered by the Selling Securityholders pursuant to this prospectus are “restricted” securities under applicable federal and state securities laws and are being registered under the Securities Act to give the Selling Securityholders the opportunity to sell the Shares publicly. The registration of the Shares does not require that any of the Shares be offered or sold by the Selling Securityholders.
No estimate can be given as to the amount or percentage of our common shares that will be held by the Selling Securityholders after any sales of Shares made pursuant to this prospectus because the Selling Securityholders are not required to sell any of the Shares being registered hereunder. The table below assumes that the Selling Securityholders will sell all of the Shares listed in this prospectus and that they do not purchase additional common shares.
Unless otherwise indicated in the footnotes to the table below, no Selling Securityholder has had any material relationship with us or any of our affiliates within the past three years other than as a security holder.
We have prepared the table below based on written representations and information furnished to us by or on behalf of the Selling Securityholders. Since the date on which the Selling Securityholders provided this information, the Selling Securityholders may have sold, transferred or otherwise disposed of all or a portion of the common shares in a transaction exempt from the registration requirements of the Securities Act.
Unless otherwise indicated in the footnotes to the table below, we believe that (1) none of the Selling Securityholders are broker-dealers or affiliates of a broker-dealer, (2) no Selling Securityholder has direct or indirect agreements or understandings with any person to distribute their Shares, and (3) the Selling Securityholders have sole voting and investment power with respect to all Shares beneficially owned, subject to applicable community property laws. To the extent any Selling Securityholder is, or is affiliated with, a broker-dealer, it could be deemed to be, under SEC Staff interpretations, an “underwriter” within the meaning of the Securities Act. Information about the Selling Securityholders may change over time. Any changed information will be set forth in supplements to this prospectus, if required.
Under the terms of the Loan Warrants, the holders thereof may not exercise the Loan Warrants to the extent such exercise would cause such Selling Securityholder, together with its affiliates and attribution parties, to beneficially own a number of our common shares which would exceed 4.99% (the “Maximum Percentage”) of our then outstanding common shares following such exercise, excluding for purposes of such determination common shares issuable upon exercise of such Loan Warrants which have not been exercised; provided that the holder of Loan Warrants may, upon notice, increase or decrease the Maximum Percentage, provided that the Maximum Percentage in no event exceeds 9.99% of our then outstanding common shares following such exercise. The number of Shares and the percentages in the table below do not reflect these limitations. The Selling Securityholders may sell all, some or none of their Shares in this offering. See “Plan of Distribution.”
The following table sets forth information with respect to the beneficial ownership of our common shares held, as of February 4, 2026, by the Selling Securityholders and the number of Shares being offered hereby and information with respect to common shares to be beneficially owned by the Selling Securityholders after completion of this offering. The percentages in the following table reflect the common shares beneficially owned by the Selling Securityholders as a percentage of the total number of common shares outstanding as of February 4, 2026. As of such date, 377,862,634 common shares were issued and outstanding.
	Total Number of Common Shares Beneficially Owned Prior to the Offering(1)		Maximum Number of Common Shares that may be Offered Pursuant to this Prospectus	Common Shares Beneficially Owned After this Offering(1)(2)
Name	Number	Percentage		Number	Percentage
Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B(3)	3,741,115(4)	*	3,741,115	—	—
Millennium CMM, Ltd.(5)	1,662,552(4)	*	1,662,552	—	—
Saba Capital Income & Opportunities Fund(6)	1,524,596(4)	*	1,524,596	—	—
Saba Capital Income & Opportunities Fund II(6)	969,481(4)	*	969,481	—	—
RiverPark Strategic Income Fund(7)	1,870,558(4)	*	1,870,558	—	—
JGB Capital, LP(8)	67,340(4)	*	67,340	—	—
Chicago Atlantic Lincoln, LLC(9)	1,870,558(4)	*	1,870,558	—	—
Chicago Atlantic BDC, Inc.(10)	1,870,558(4)	*	1,870,558	—	—
Deepdale Investors, LLC(8)	1,752,089(4)	*	1,752,089	—	—
JGB Partners, LP(8)	2,545,206(4)	*	2,545,206	—	—
FourSixThree Master Fund, LP(11)	831,525(4)	*	831,525	—	—

*
Represents less than 1% of the issued and outstanding common shares.

(1)
Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. In computing the number of common shares beneficially owned by a person and the percentage ownership of that person, common shares subject to warrants, options and other convertible securities held by that person that are currently exercisable or exercisable within 60 days of February 4, 2026 are deemed outstanding. Common shares subject to warrants, options and other convertible securities, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)
Assumes that the Selling Securityholders dispose of all of the common shares covered by this prospectus and do not acquire beneficial ownership of any additional common shares. The registration of these common shares does not necessarily mean that the Selling Securityholders will sell all or any portion of the common shares covered by this prospectus.

(3)
The address of this Selling Securityholder is c/o Ayrton Capital LLC, 55 Post Rd West, 2nd Floor, Westport, CT 06880. Ayrton Capital LLC, the investment manager to Alto Opportunity Master Fund, SPC — Segregated Master Portfolio B, has discretionary authority to vote and dispose of the Shares, if any, that are acquired upon the exercise of the Loan Warrants, held by Alto Opportunity Master Fund, SPC — Segregated Master Portfolio B and may be deemed to be the beneficial owner of these Shares. Waqas Khatri, in his capacity as Managing Member of Ayrton Capital LLC, may also be deemed to have investment discretion and voting power over the Shares, if any, that are acquired upon the exercise of the Loan Warrants, held by Alto Opportunity Master Fund, SPC — Segregated Master Portfolio B. Ayrton Capital LLC and Mr. Khatri each disclaim any beneficial ownership of the Shares.

(4)
Consists of Shares that could be acquired upon the exercise of the Loan Warrants.

(5)
The 1,662,552 Shares beneficially owned by this Selling Securityholder, as well as 415,727 common shares of the Company (not included in the table above) beneficially owned by Integrated Core Strategies (US) LLC, may be deemed to be beneficially owned by Millennium Management LLC, Millennium Group Management LLC and Israel A. Englander (“Mr. Englander”) and/or other investment managers that may be controlled by Millennium Group Management LLC (the managing member of Millennium Management LLC) and Mr. Englander (the sole voting trustee of the managing member of Millennium Group Management

LLC). The foregoing should not be construed in and of itself as an admission by Millennium Management LLC, Millennium Group Management LLC or Mr. Englander as to the beneficial ownership of the securities held by such entities. The address for Millennium CMM, Ltd. is c/o Millennium Management LLC, 399 Park Avenue, New York, New York 10022.
(6)
The address of this Selling Securityholder is c/o Saba Capital Management, L.P., 405 Lexington Ave., 58th Floor, New York, NY 10174. The Selling Securityholder is managed by Saba Capital Management, L.P. Saba Capital Management GP LLC is the General Partner of Saba Capital Management, L.P. Boaz Weinstein is the managing member of Saba Capital Management GP LLC and, as such, may be deemed to be the beneficial owner of the securities reported by this Securityholder. Mr. Weinstein disclaims any beneficial ownership of the securities reported by such Securityholder other than to the extent of any pecuniary interest Mr. Weinstein may have therein, directly or indirectly.

(7)
The address of this Selling Securityholder is 427 Bedford Road, Suite 220, Pleasantville, NY 10570. David K. Sherman will have voting and dispositive power over the Shares, if any, that are acquired upon the exercise of the Loan Warrants.

(8)
The address of this Selling Securityholder is 246 Post Road East, 2nd Floor, Westport, CT 06880. Brett Cohen will have voting and dispositive power over the Shares, if any, that are acquired upon the exercise of the Loan Warrants.

(9)
The address of this Selling Securityholder is 420 N. Wabash Avenue, Suite 500, Chicago, IL 60611. The Investment Committee of this Selling Securityholder (comprised of Peter Sack, Anthony Cappell, John Mazarakis, Andreas Bodmeier, and David Kite) will have voting and dispositive power over the Shares, if any, that are acquired upon the exercise of the Loan Warrants.

(10)
The address of the Selling Securityholder is 600 Madison Avenue, Suite 1800, New York, NY 10022. The Investment Committee of this Selling Securityholder (comprised of John Mazarakis, Andreas Bodmeier, Peter Sack, Scott Gordon and Umesh Mahajan) will have voting and dispositive power over the Shares, if any, that are acquired upon the exercise of the Loan Warrants.

(11)
The address of this Selling Securityholder is 520 Madison Avenue, 19th Floor, New York, NY 10022. William M. Kelly will have voting and dispositive power over the Shares, if any, that are acquired upon the exercise of the Loan Warrants.

PLAN OF DISTRIBUTION
We are registering the Shares to permit the resale of the Shares by the holder thereof from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Securityholders of the Shares. We will bear all costs, fees and expenses incurred in effecting the registration of the Shares.
Each Selling Securityholder may sell all or a portion of the Shares beneficially owned by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Shares are sold through underwriters or broker-dealers, such Selling Securityholder will be responsible for underwriting fees, discounts or commissions or agent’s commissions. The Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale of Shares. These sales may be effected in transactions, which may involve cross or block transactions. The Selling Securityholders may use one or more of the following methods when disposing of the Shares or interests therein:
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on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

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in the over-the-counter market;

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in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

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through the writing of options, whether such options are listed on an options exchange or otherwise;

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in ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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in block trades in which the broker-dealer will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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in an exchange distribution in accordance with the rules of the applicable exchange;

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in privately negotiated transactions;

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in short sales;

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through the distribution of the Shares by such Selling Securityholder to its partners, members or stockholders;

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through one or more underwritten offerings on a firm commitment or best-efforts basis;

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in sales pursuant to Rule 144 under the Securities Act;

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whereby broker-dealers may agree with such Selling Securityholder to sell a specified number of such Shares at a stipulated price per share;

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in a combination of any such methods of sale; and

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in any other method permitted pursuant to applicable law.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus supplement with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to resell the securities acquired in the distribution.
If any Selling Securityholder effects such transactions by selling Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from such Selling Securityholder or commissions from purchasers of the Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the Shares or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Shares in the course of hedging in positions they assume. The Selling Securityholders may also sell the Shares short and deliver Shares covered by this prospectus to close out short positions and to return borrowed common shares in connection with such short sales. The Selling Securityholders may also loan or pledge Shares to broker-dealers that in turn may sell such Shares.
Each Selling Securityholder may pledge or grant a security interest in some or all of the Shares owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act by amending, if necessary, the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as a Selling Securityholder under this prospectus. Each Selling Securityholder also may transfer and donate the Shares owned by it in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
The Selling Securityholders and any broker-dealer participating in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Securityholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.
Under the securities laws of some states of the United States, the Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states of the United States, the Shares may not be sold unless such Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
The aggregate proceeds to the Selling Securityholders from the sale of the Shares offered will be the purchase price of the Shares less discounts or commissions, if any. The Selling Securityholders reserve the right to accept and, together with their respective agents from time to time, to reject, in whole or in part, any proposed purchase of Shares to be made directly or through agents. There can be no assurance that the Selling Securityholders will sell any or all of the Shares registered hereunder.
The Selling Securityholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Shares by the Selling Securityholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the Shares. All of the foregoing may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.
We will pay all expenses of the registration of the Shares pursuant to the Registration Rights Agreement, including, without limitation, SEC filing fees and expenses of compliance with state securities or “Blue Sky” laws; provided, however, that the Selling Securityholders will pay all underwriting fees, discounts or commissions attributable to the sale of the Shares and any legal fees and expenses of counsel to the Selling Securityholders. We may be indemnified by the Selling Securityholders against certain liabilities, including certain liabilities under the Securities Act or the Exchange Act, that may arise from any written information furnished to us by the Selling Securityholders specifically for use in this prospectus.
Once sold hereunder, the Shares will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS
The validity of our common shares offered by this prospectus and certain other Canadian legal matters related to our common shares being offered by this prospectus will be passed upon for us by Cassels Brock & Blackwell LLP.

EXPERTS
The consolidated financial statements of Canopy Growth Corporation as of March 31, 2025 and 2024 and for each of the years then ended, and the effectiveness of internal control over financial reporting as of March 31, 2025, have been incorporated by reference herein in reliance on the reports of PKF O’Connor Davies, LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.
The consolidated financial statements of Canopy Growth Corporation for the year ended March 31, 2023 have been incorporated by reference herein in reliance on the report of KPMG LLP (“KPMG”), independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.
The audit report covering the March 31, 2023 consolidated financial statements included in the Annual Report on Form 10-K for the year ended March 31, 2025 contains an explanatory paragraph that states that the Company’s material debt obligations coming due in the short-term, recurring losses from operations and the requirement for additional capital to fund its operations raise substantial doubt about the Company’s ability to continue as a going concern. The 2023 consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.
Canopy Growth Corporation has agreed to indemnify and hold KPMG harmless against and from any and all legal costs and expenses incurred by KPMG in successful defense of any legal action or proceeding that arises as a result of KPMG’s consent to the incorporation by reference of its audit report on the Company’s past financial statements incorporated by reference in the registration statement of which this prospectus forms a part.

WHERE YOU CAN FIND MORE INFORMATION; IMPORTANT INFORMATION INCORPORATED BY REFERENCE
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information concerning issuers that file electronically with the SEC, including us. We also maintain a website at www.canopygrowth.com that contains information concerning us. The information contained or referred to on our website is not part of, or incorporated by reference into, this prospectus.
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The following documents are incorporated by reference into this prospectus (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K):
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Our Annual Report on Form 10-K for the fiscal year ended March 31, 2025, filed with the SEC on May 30, 2025;

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Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the SEC on August 8, 2025, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, filed with the SEC on November 7, 2025, and our Quarterly Report on Form 10-Q for the quarter ended December 31, 2025, filed with the SEC on February 6, 2026;

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Our Current Reports on Form 8-K, filed with the SEC on April 1, 2025, July 9, 2025 (excluding information under Item 7.01), July 29, 2025 (excluding information under Item 7.01), August 8, 2025 (excluding information under Item 2.02), August 29, 2025 (excluding information under Item 7.01), September 17, 2025 (excluding information under Item 7.01), October 14, 2025, December 15, 2025 (excluding information under Item 7.01) and January 8, 2026 (excluding information under Item 7.01); and

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The description of our common shares and exchangeable shares contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended March 31, 2025 filed with the SEC on May 30, 2025.

All documents we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering also shall be deemed to be incorporated herein by reference, including all such documents filed with the SEC after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement; provided, however, we are not incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus, except as so modified or superseded.
If requested orally or in writing, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, at no cost, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may write to us at the following address:
Canopy Growth Corporation
1 Hershey Drive
Smiths Falls, Ontario, Canada K7A 0A8
Attention: Chief Legal Officer

ENFORCEABILITY OF CIVIL LIABILITIES
We are a corporation incorporated under and governed by the Canadian Business Corporations Act (the “CBCA”). Some of our officers and directors, and some of the experts named in this prospectus, are Canadian residents, and many of our assets or the assets of our officers and directors and the experts are located outside the United States. We have appointed an agent for service of process in the United States, but it may be difficult for holders of Shares who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of Shares who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our officers and directors and experts under the United States federal securities laws. We have been advised by our Canadian counsel, Cassels Brock & Blackwell LLP, that a judgment of a United States court predicated solely upon civil liability under U.S. federal securities laws could be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. We have also been advised by Cassels Brock & Blackwell LLP, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon U.S. federal securities laws.